UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

ENNIS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy.
Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 775-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	EBF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)
The Company held its Annual Meeting of Shareholders on July 13, 2023. There were 25,853,027 eligible votes, with 22,429,202 votes being cast, or 86.8%.

b)
Proxies for the meeting were solicited pursuant to Regulation 14A; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected.

1.
The following directors were elected:

	Votes Cast			Broker
Nominees for Director	for	Against	Abstain	Non-Votes
Keith S. Walters	18,940,008	363,743	24,848	3,100,603
Gary S. Mozina	18,326,294	977,155	25,150	3,100,603
Aaron Carter	16,050,801	3,252,957	24,841	3,100,603

The following directors’ terms of office as director continued after the Annual Meeting of Shareholders:

John R Blind; Margaret A. Walters; Barbara T. Clemens; Troy L. Priddy; Alejandro Quiroz, and Michael J. Schaefer.

2.
Selection of CohnReznick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2024.

For	Against	Abstain
22,309,289	85,369	34,544

3.
To approve a non-binding advisory vote on executive compensation.

			Broker
For	Against	Abstain	Non-Votes
18,396,726	790,197	141,676	3,100,603

4.
To select the frequency of advisory votes on executive compensation.

				Broker
1 Year	2 Years	3 Years	Abstain	Non-Votes
15,889,943	83,102	3,005,254	235,304	3,215,418

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ennis, Inc.

Date:	July 14, 2023	By:	/s/ Vera Burnett
Vera Burnett Chief Financial Officer